Exhibit 10.1

Note Transfer and Assignment AGREEMENT

This Note Transfer and Assignment Agreement (this “Agreement”) is made and entered into as of April 21, 2025, among JX Luxventure Group Inc., a corporation established under the laws of the Republic of Marshall Islands (the "Company"), Li Huidan (the “Assignor”) and investors listed on the signature pages (each, an “Assignee” and, collectively, the “Assignees”).

WHEREAS, the Assignor is the sole legal and record owner of a negotiable promissory note, due on demand (the “Original Note”), issued by the Company to the Assignor on February 17, 2025 in the principal amount of $3,500,000 (the “Principal Amount”); and

WHEREAS, the Assignees wish to purchase from the Assignor, and the Assignor wishes to assign to the Assignees $1,380,000, representing a portion of the Principal Amount under the Original Note (the “Total Assigned Debt”), with each Assignee to be assigned a portion of the Total Assigned Debt equal to $230,000 (the “Assignment”), for such consideration and on such terms as set forth below.

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Purchase Price. Simultaneous with the execution and delivery of this Agreement, each Assignee shall deliver to the Assignor the sum of $230,000 (the “Purchase Price”), which amount shall represent full payment in satisfaction for the Assignment.

2. Assignment. Subject to the payment of the Purchase Price by each Assignee, the Assignor hereby assigns to the Assignees, collectively, all of his rights, title and interest in, to and under the Total Assigned Debt, with each Assignee being assigned all of Assignor’s rights, title and interest in, and to the Assignment. Effective upon completion of these transactions (i) the Company shall issue to the Assignor a new promissory note in principal amount of $2,120,000 (the “New Huidan Note”), on the terms of the Original Note, representing the remaining outstanding amount due by the Company to the Assignor, and (ii) the Company shall recognize each Assignee as the legal owner of the Assignment, and shall issue to each Assignee a promissory note in the principal amount of $230,000, on the terms of the Original Note (the “Assignee Note”).

3. Representations of the Company.

The Company hereby represents and warrants to the Assignor and each Assignee the following:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Marshall Islands, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b) The Company has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its obligations under the Original Note and this Agreement, to carry out its obligations thereunder and hereunder and to consummate the transactions contemplated hereby. Assuming the due authorization, execution and delivery by the Assignor and each Assignee, this Agreement, when executed and delivered by the other parties, will be a valid and binding obligation of the Company, enforceable against it in accordance with its terms. This Agreement has been duly executed and delivered by the Company.

(c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Company is a party or by it is bound, or (ii) any law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Company.

(d) Upon execution and delivery of this Agreement and, subject to satisfaction of the conditions by the Assignor and the Assignees, the Company shall issue the New Huidan Note to the Assignor and the Assignee Note to each Assignee, recognizing each Assignee as the sole owner and record holder of such Assignee Note and acknowledging that the amount of the Assignment represents a bona fide indebtedness of the Company to each Assignee (the Total Assigned Debt represents a bona fide indebtedness of the Company to all Assignees), and is due and payable in accordance with the terms thereof.

(e) No consents, permits or other approvals of any kind are necessary in order to transfer the Assignment to the Assignee.

(f) Neither the Company nor any of its affiliates is party to or threatened with, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Note or the Company.

4. Representations of the Assignor.

The Assignor hereby represents and warrants to the Company and the Assignee the following:

(a) The Assignor has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform his obligations under this Agreement, to assign the Assigned Debt to the Assignees (with each Assignee being assigned the Assignment), as contemplated herein, carry out his obligations hereunder and to consummate the transactions contemplated hereby. Assuming the due authorization, execution and delivery by the other parties, this Agreement, when executed and delivered by the Assignor, will be a valid and binding obligation of the Assignor, enforceable against him in accordance with its terms.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Assignor is a party or she is bound, or (ii) any law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Assignor.

(d) The Assignor is the sole owner of the Original Note, and no other party has any lien, charge, claim, option, preferential arrangement or restrictions of any kind, on the Original Note. Upon the consummation of the transactions contemplated hereby, the Assignor will be the sole legal owner of the New Huidan Note, and each Assignee will have full title and interest in the Assignment.

(e) The transfer of the Assignment to each Assignee will not give rise to any rights or claims by any third party.

(f) No consents, permits or other approvals of any kind are necessary in order to transfer the Assignment to each Assignee.

(g) Neither the Assignor nor any of his affiliates is party to or threatened with, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Original Note or the Assignor.

(h) Effective as of the execution and delivery of this Agreement, the Assignor shall not have any rights in or to the Total Assigned Debt, or against the Company with respect to the assignment of the Total Assigned Debt.

5. Representations of the Assignees.

Each Assignee, severally, and not jointly, hereby represents and warrants to the Company and the Assignor the following:

(a) Such Assignee has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform his obligations under this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each such Assignee.

(c) No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is necessary or required to be made or obtained to enable such Assignee to enter into, and to perform his obligations under, this Agreement.

(d) Assuming the due authorization, execution and delivery by the Company and the Assignor, this Agreement, when executed and delivered by such Assignee, will be a valid and binding obligation of such Assignee, enforceable against such Assignee in accordance with its terms.

(e) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which such Assignee is a party or by which he is bound, or (ii) any state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Assignee or its assets or properties.

(f) Each such Assignee has reviewed, or had an opportunity to review, all of the filings made by the Company with the Securities and Exchange Commission, (the “SEC”) including without limitation the “Forward Looking Statements” disclaimers contained therein.  In addition, such Assignee has reviewed and acknowledges that the Assignee has such knowledge, sophistication, and experience in securities matters and understands the risks related to the Company, including without limitation to, the “Risk Factors” in the Form 20-F filed on May 15, 2024 with respect to the fiscal year ended December 31, 2023 and in any subsequent reports filed with the SEC.

(g) Each such Assignee understands that such Assignee Note, and any securities which the Company and the Assignee might agree to convert the Assignee Note into, has not been registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”), or any other securities laws. Such Assignee will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer all or any portion of the Assignee Note, unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.

(h) Each such Assignee is acquiring the Assignment for the Assignee’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

6. Indemnification. Each Assignee shall indemnify and hold harmless the Assignor, the Company and its officers, directors, shareholders, employees, trustees, agents, beneficiaries, affiliates, representatives and their successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) resulting directly or indirectly from any inaccuracy, misrepresentation, breach of warranty or nonfulfillment of any of the representations and warranties of such Assignee in this Agreement, or any actions, omissions or statements of fact inconsistent with, in any material respect, any such representation or warranty.

7. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the Republic of Marshall Islands.

(b) If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

(d) This Agreement may not be amended or modified except by the express written consent of the parties hereto. Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees.

(f) The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g) Each of the parties agrees that this Agreement shall be deemed to have been jointly and equally drafted by them and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

(h) The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(i) This Agreement may be executed in counterparts and by facsimile or other electronic means, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed by its duly authorized officer or representative as of the date first above written.

JX LUXVENTURE GROUP INC.

By:	/s/ Sun Lei
Sun Lei
Chief Executive Officer

ASSIGNOR

/s/ Huidan Li
Huidan Li

ASSIGNEES:

/s/ Wang Jin Kang
Wang Jin Kang

/s/ Fan Bo
Fan Bo

/s/ Yang Shi Lei
Yang Shi Lei

/s/ Cheng Gao
Cheng Gao

/s/ Zou Xu
Zou Xu

/s/ Liu Jun Guo
Liu Jun Guo